PennantPark Investment Corporation Schedules Earnings Release of Fiscal Year Ended 2011 Results

NEW YORK, NY -- (Marketwire - October 07, 2011) - PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) announced today that it will report its fiscal year ended September 30, 2011 results on Wednesday, November 16, 2011 after the close of the financial markets.

The Company will also host a conference call at 10:00 a.m. (Eastern Time) on Thursday, November 17, 2011 to discuss its fourth quarter and full year 2011 financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 545-1402 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4891. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through December 1, 2011 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #4660723.

ABOUT PENNANTPARK INVESTMENT CORPORATION
PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt, and equity investments. From time to time, the Company may also invest in public companies whose securities are thinly traded in the public markets. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT:
PennantPark Investment Corporation
Aviv Efrat
(212) 905-1000
www.pennantpark.com